Exhibit 10.1
AMENDMENT NO. 1 TO AMENDED AND RESTATED
EMPLOYMENT AGREEMENT
     This Amendment No. 1 to Amended and Restated Employment Agreement (the “Amendment”), is made as of the 19th day of March, 2010, by and between Gary A. Kolstad (the “Executive”), and CARBO Ceramics Inc., a Delaware corporation (the “Company”).
WITNESSETH
     WHEREAS, the Executive and the Company previously entered into the Amended and Restated Employment Agreement (the “Amended and Restated Agreement”) as of the 31st day of October, 2008, and;
     WHEREAS, the Company and the Executive wish (i) to amend clause (ii) of the definition of “Good Reason” set forth in Section 3(f)(2) of the Amended and Restated Agreement to reflect the Company’s relocation of its headquarters from Irving, Texas to Houston, Texas and (ii) to update addresses for notice set forth in Section 6(b) of the Agreement.
     NOW, THEREFORE, in consideration of the conditions and covenants set forth in this Amendment, the receipt and sufficiency of which are hereby acknowledged, the parties to this Amendment hereby agree as follows:
    1. Amendments to the Amended and Restated Agreement.
    (a) Clause (ii) of Section 3(f)(2) of the Amended and Restated Agreement is hereby amended to read in its entirety as follows:
(ii) the Company’s requiring the Executive to be based at a location more than 50 miles from Houston, Texas (except for required travel on the Company’s business to an extent substantially consistent with the Executive’s business obligations immediately prior to the Change in Control) if such action constitutes a material change in the geographic location where the Executive must perform services;
    (b) The Company’s and the Executive’s addresses for notice set forth Section 6(b) of the Amended and Restated Agreement are hereby amended to read as follows (for clarification, the address for copies of such notices to the Company remains unchanged):
Notices to the Executive should be addressed to the Executive as follows:
Gary Kolstad
c/o CARBO Ceramics Inc.
575 North Dairy Ashford, Suite 300
Houston, Texas 77079

Notices to the Company should be sent as follows:
CARBO Ceramics Inc.
575 North Dairy Ashford, Suite 300
Houston, Texas 77079
Attention: Secretary
2. No Other Amendments. Except as amended hereby, the Amended and Restated Agreement shall remain in full force and effect in accordance with its terms and conditions.
     IN WITNESS WHEREOF, the Company has caused this Agreement to be signed by its duly authorized representative and the Executive has hereunto set his hand effective as of the date first written above.

CARBO CERAMICS INC.
By:	/s/ William C. Morris
	Name:	William C. Morris
	Title:	Chairman of the Board

/s/ Gary A. Kolstad
Printed Name: Gary A. Kolstad